CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports dated June 5, 2002, which are incorporated by reference, in this Registration Statement (Form N-1A No. 333-14527) of National Investors Cash Management Fund, Inc.




                                      ERNST & YOUNG LLP

New York, New York
August 26, 2002